Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

BJ’s Restaurants, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee calculation or Carry Forward Rate	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward from Type	Carry Forward File Number	Carry Forward Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, no par value	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)
	Equity	Preferred Stock, no par value	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)
	Other	Warrants	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)
	Other	Depositary Shares(3)	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)
	Other	Units(4)	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)
Fees Previously Paid		—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—
			Total Offering Amounts			X		X
			Total Fees Previously Paid					X
			Total Fee Offset					X
			Net Fees Due					$0 (1)

(1)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis.

(2)

Pursuant to Rule 416 under the Securities Act, an indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(3)	Each depositary share will be issued under a deposit agreement and will be evidenced by a depositary receipt.
(4)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.